UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 12, 2010

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

As contemplated by the Global Transaction Agreement entered into on October 25, 2010, by and among Blueknight Energy Partners, L.P. (the “Partnership”), Blueknight Energy Partners G.P., L.L.C., the general partner of the Partnership (the “General Partner”), Blueknight Energy Holding, Inc. (“Vitol Holding”) and CB-Blueknight, LLC (“Charlesbank Holding”), on November 12, 2010, the General Partner purchased 433,758 General Partner Units in the Partnership to maintain the General Partner’s approximate 2% general partner interest in the Partnership in exchange for aggregate consideration of approximately $2.8 million.  The General Partner Units were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and certain rules and regulations promulgated under that section.

Item 5.01.                      Changes in Control of Registrant.

As previously announced by the Partnership, Vitol Holding and Charlesbank Holding entered into an agreement (the “Vitol-Charlesbank Agreement”) whereby Charlesbank Holding would purchase 50% of the membership interests in the entity that controls the General Partner and 50% of the Partnership’s outstanding subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) from Vitol Holding.  The Partnership has been informed that the transactions contemplated by the Vitol-Charlesbank Agreement were consummated on November 12, 2010 (the “Change of Control”).  Charlesbank Holding is owned indirectly by Charlesbank Capital Partners, LLC (“Charlesbank”).  Vitol Holding is indirectly owned by Vitol Holding B.V. (“Vitol”) and continues to own 50% of the membership interests in the entity that controls the General Partner and own 50% of the Subordinated Units.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Change of Control, Messrs. Michael R. Eisenson and Jon M. Biotti, both of whom are affiliated with Charlesbank, were appointed to the Board of Directors of the General Partner (the “Board”) on November 12, 2010.  In addition, on such date, Messrs. Javed Ahmed and Christopher G. Brown resigned from the Board.  As such, the Board now consists of two directors, Messrs. Eisenson and Biotti, who are affiliated with Charlesbank, two directors, Messrs. Miguel A. (“Mike”) Loya and James C. Dyer, IV, who are affiliated with Vitol, and three independent directors, Messrs. Duke R. Ligon, Steven M. Bradshaw and John A. Shapiro.

Mr. Eisenson is a Managing Director and Chief Executive Officer of Charlesbank, which is a Boston-based private equity firm.  Prior to co-founding Charlesbank in 1998, Mr. Eisenson was the president of Harvard Private Capital Group.  He began his tenure at Harvard Management Company in 1986 as managing director.  Before joining Harvard Management Company, Mr. Eisenson was with The Boston Consulting Group, a corporate strategy consulting firm.  Mr. Eisenson serves on the board of directors of Animal Health International and several privately held Charlesbank portfolio companies.  Mr. Eisenson was also a board member of Regency Gas Services, representing Charlesbank which was Regency’s founding equity investor.   He is a graduate of Williams College, with a Bachelors degree in economics, and holds an MBA and a Juris Doctorate degree from Yale University.

Mr. Biotti is a Managing Director of Charlesbank, which he joined in 1998 after graduating from Harvard Business School where he was an entrepreneurial studies fellow.  Mr. Biotti also worked as a banking associate at Brown Brother Harriman.  Mr. Biotti serves on the board of directors of several privately held Charlesbank portfolio companies, including Southcross Energy, LLC.  Mr. Biotti was also a board member of Regency Gas Services, representing Charlesbank which was Regency’s founding equity investor.  Educated at Harvard, Mr. Biotti received a Bachelors degree in government and sociology, an MBA and an MA in public administration.

Change of Control Payments

The Change of Control resulted in a change of control under the employment agreements of each of (i) J. Michael Cockrell, President and Chief Operating Officer of the General Partner, (ii) Alex G. Stallings, Chief Financial Officer and Secretary of the General Partner, (iii) James R. Griffin, Chief Accounting Officer of the General Partner, and (iv) Jerry A. Parsons, Executive Vice President—Products of the General Partner.

Change of Control Payments - Mr. Cockrell

The Change of Control resulted in a change of control under Mr. Cockrell’s employment agreement.  Pursuant to such agreement, during the period from 2010 to 2013, Mr. Cockrell is entitled to certain deferred payments as compensation for long-term incentive awards which he forfeited upon leaving his prior employer, which payments total $2,080,377, and may be made in the form of cash or equity incentives.  Pursuant to the agreement, any unpaid deferred payments were accelerated upon the Change of Control and are payable within 10 days following such Change of Control in a lump sum payment to Mr. Cockrell.  As such, deferred payments equal to $1,912,303 have been accelerated and are payable to Mr. Cockrell.

Change of Control Payments - Messrs. Stallings, Griffin and Parsons

The Change of Control resulted in a change of control under the employment agreements of Messrs. Stallings, Griffin and Parsons.  If within one year after the Change of Control any such officer is terminated by the General Partner without Cause (as defined below) or such officer terminates the agreement for Good Reason (as defined below), he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in the General Partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Upon such an event, Messrs. Stallings, Griffin and Parsons would be entitled to lump sum payments of $600,000, $420,000 and $500,000, respectively, in addition to continued participation in the General Partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

For purposes of the employment agreements with Messrs. Stallings, Griffin and Parsons:

“Cause” means (i) conviction of the executive officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the executive officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the Board; (iii) the executive officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the executive officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our General Partner.

“Good Reason” means (i) a material reduction in the executive officer’s base salary; (ii) a material diminution of the executive officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of such individual’s principal work location to a location more than 50 miles from its current location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: November 16, 2010	By:	/s/ James R. Griffin
James R. Griffin
Chief Accounting Officer